UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

February 5, 2015

Date of Report (Date of earliest event reported)

OWENS-ILLINOIS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-9576 (Commission File Number)	22-2781933 (IRS Employer Identification No.)

One Michael Owens Way Perrysburg, Ohio (Address of principal executive offices)	43551-2999 (Zip Code)

(567) 336-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.                            RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Set forth below is a revision to the Company’s previously issued earnings for 2014 as a result of the matter disclosed in Item 8.01.

Dollars in millions, except per share amounts

	For the twelve months ended December 31, 2014
	Originally reported	Revision	Final Reported
Earnings from continuing operations attributable to the Company	$167	$(69)	$98

Earnings per share (diluted) from continuing operations attributable to the Company	$1.01	$(0.42)	$0.59

ITEM 8.01.                            OTHER EVENTS.

On February 5, 2015, the Company received an unfavorable ruling on the foreign non-income tax assessment that the Company had been challenging and had disclosed in previous periodic filings.

This ruling will not impact the Company’s expected free cash flow generation of $300 million in 2015, nor does it impact the Company’s 2015 adjusted EPS guidance.

As a result of the ruling, the Company has recorded a $69 million charge in the fourth quarter of 2014, which is consistent with amounts previously disclosed.  This charge will be excluded from 2014 adjusted earnings since management does not consider it to be representative of ongoing operations.  As such, 2014 adjusted earnings remain unchanged.  While contesting the case, the Company had already remitted deposits that were largely in line with the charge.  These deposits will now be forfeited to the foreign tax authority.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS-ILLINOIS, INC.

Date: February 10, 2015	By:	/s/ Stephen P. Bramlage, Jr.
	Name:	Stephen P. Bramlage, Jr.
	Title:	Senior Vice President and Chief Financial Officer